Exhibit 23.1

CONSENT OF BURR, PILGER & MAYER, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and Form S-3 (No. 333-48314) of our report dated September 26, 2008 relating to the consolidated financial statements and financial statement schedule of eGain Communications Corporation as of and for the year ended June 30, 2008, which appears in eGain Communications Corporation’s Annual Report on Form 10-K.

/s/ BURR, PILGER & MAYER, LLP
San Jose, California

September 26, 2008